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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ROMACORP OPERATING COMPANY, INC.

                UNDER SECTION 242 OF THE DELAWARE CORPORATION LAW

         Pursuant to Section 242 of the Delaware Corporation Law of the State of Delaware, the undersigned, being the Vice President of Romacorp Operating Company, Inc., a Delaware corporation (the "Corporation"), does hereby certify the following:

         FIRST: The name of the Corporation is Romacorp Operating Company, Inc.

         SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on June 4, 1998.

         THIRD: The Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article One thereof, relating to the name of the Corporation. Accordingly, Article One of the Certificate of Incorporation shall be amended to read in its entirety as follows:

                                   ARTICLE ONE

         The name of the corporation is Romacorp, Inc. (hereinafter called the "Corporation").

         FOURTH: The amendment to the Certificate of Incorporation of the Corporation effected hereby was approved by the Board of Directors of the Corporation, and by a majority of the stockholders of the Corporation.

         IN WITNESS WHEREOF, the undersigned, being the Vice President of the Corporation, under the penalties of perjury, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Amendment to the Certificate of Incorporation as of this _____ day of July, 1998.


                                           ROMACORP OPERATING COMPANY, INC.


                                           By:
                                               Name:  David G. Short
                                               Title: Vice President
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                          CERTIFICATE OF INCORPORATION

                                       OF

                        ROMACORP OPERATING COMPANY, INC.


                                  ARTICLE ONE

     The name of the corporation is Romacorp Operating Company, Inc. (hereinafter called the "Corporation").

                                  ARTICLE TWO

     The address of the Corporation's registered office in the state of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                 ARTICLE THREE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

     The total number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares, all of which shall be shares of Common Stock, with a par value of $0.01 (One Cent) per share.

                                  ARTICLE FIVE

     The name and mailing address of the incorporator is as follows:

               Name                               Address

          Cindy Rashed                       Kirkland & Ellis
                                             153 East 53rd Street, 39th Fl.
                                             New York, NY 10022
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                                  ARTICLE SIX

     The Corporation is to have a perpetual existence.

                                 ARTICLE SEVEN

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                 ARTICLE EIGHT

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                                  ARTICLE NINE

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE TEN

     The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE ELEVEN

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights upon stockholders herein are granted subject to this reservation.
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     I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of June 1998.



                                   ----------------------------------
                                   Cindy Rashed
                                   Sole Incorporator